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                                                                    Exhibit 23.1
                                                                    ------------



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 200,000 shares of Common Stock to be sold pursuant to the Fairfield Communities, Inc. Employee Stock Purchase Plan of our report dated January 29, 1996 with respect to the consolidated financial statements and schedule of Fairfield Communities, Inc. and subsidiaries included and/or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                              ERNST & YOUNG LLP

Little Rock, Arkansas

November 18, 1996